[LETTERHEAD DASZKAL, BOLTON, MANELA, DEVLIN & CO.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our audit report dated March 2, 2001 in the Form SB-2 of Visitel Enterprises, Corp. for the period ended September 30, 2000.


/s/Daszkal, Bolton, Manela, Devlin & Co.

Boca Raton, Florida
May 3, 2001